As filed with the Securities and Exchange Commission on November 7, 2017

Registration No. 333-206164

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JONES LANG LASALLE INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	36-4150422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 East Randolph Drive

Chicago, Illinois 60601

(312) 782-5800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark J. Ohringer

Jones Lang LaSalle Incorporated

200 East Randolph Drive

Chicago, Illinois 60601

(312) 782-5800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rodd M. Schreiber

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

(312) 407-0700

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE

The registrant has terminated the offering of securities under the registration statement on Form S-3 filed by the registrant with the Securities and Exchange Commission on August 6, 2015 (File No. 333-206164) (the “Registration Statement”). This post-effective amendment to the Registration Statement removes from registration under the Registration Statement all of the securities which remain unsold at the termination of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on November 7, 2017.

JONES LANG LASALLE INCORPORATED

By:	/s/ Christie B. Kelly
Name:	Christie B. Kelly
Title:	Executive Vice President and Chief Financial Officer

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